UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

Qlik Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 26, 2011, Qlik Technologies Inc. (the “Company”) issued a press release announcing that, effective September 1, 2011, Anthony Deighton will assume the role of the Company’s Chief Technology Officer and continue to serve as Senior Vice President, Products, reporting to Lars Björk, the Company’s Chief Executive Officer. Jonas Nachmanson, who most recently served as Chief Technology Officer, will assume the title of Chief Product Strategy Officer and will remain a key advisor to Mr. Deighton and the rest of executive leadership team.

No changes were made to Mr. Deighton’s compensation in connection with this appointment. The compensation committee of the Company’s board of directors will continue to evaluate the compensation of the Company’s executive officers and may make further changes as it deems appropriate.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Qlik Technologies Inc. dated August 26, 2011.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

	By:	/s/ WILLIAM G. SORENSON

Name: William G. Sorenson
Title: Chief Financial Officer, Secretary and Treasurer
Dated: August 29, 2011